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                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Advanced Micro Devices, Inc. 2000 Stock Incentive Plan of our reports dated January 9, 2001 with respect to the consolidated financial statements of Advanced Micro Devices, Inc. incorporated by reference in its Annual Report (Form 10-K as amended) for the year ended December 31, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
December 5, 2001